Certification Pursuant to Section 906 of the Sarbanes-Oxley Act	Exhibit 32.2

February 5, 2016

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Ladies and Gentlemen:

The certification set forth below is being submitted in connection with the Annual Report on Form 10-K of NBCUniversal Media, LLC (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Brian L. Roberts, the Principal Executive Officer and Michael J. Cavanagh, the Principal Financial Officer of NBCUniversal Media, LLC, each certifies that, to the best of his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of NBCUniversal Media, LLC.

/S/ BRIAN L. ROBERTS
Name: Brian L. Roberts Title: Principal Executive Officer

/S/ MICHAEL J. CAVANAGH
Name: Michael J. Cavanagh Title: Principal Financial Officer

Comcast 2015 Annual Report on Form 10-K